Exhibit 99.2

Kintera Inc.

Unaudited Condensed Consolidated Pro Forma Balance Sheet

	Kintera, Inc September 30, 2004 (unaudited)	AFHC October 31, 2004	Notes	Pro forma Adjustments	Pro forma Combined
Assets
Current assets:
Cash and cash equivalents	$11,728,187	$—	(1)	$(11,337,500)	$390,687
Marketable securities	35,027,101	—		—	35,027,101
Accounts receivable, net	4,844,575	713,138		—	5,557,713
Prepaid expenses and other current assets	1,157,353	51,062		—	1,208,415
Note receivable from employee	16,338	—		—	16,338

Total current assets	52,773,554	764,200		(11,337,500)	42,200,254
Property and equipment, net	2,317,379	422,851		—	2,740,230
Software development costs, net	1,283,541	—		—	1,283,541
Other assets	236,201	40,638		—	276,839
Intangible assets, net	9,985,831	11,875,403	(2), (5)	(11,875,403)	23,747,902
				13,762,071

Total assets	$66,596,506	$13,103,092		$9,450,832	$70,248,766

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,038,282	$160,490		$—	$2,198,772
Payable to Intuit	—	12,717,554	(8)	(12,717,554)	—
Accrued salaries and employee benefits	968,323	765,405		—	1,733,728
Donations payable to customers	3,518,666	—		—	3,518,666
Line of credit	6,260	—		—	6,260
Deferred revenue	3,248,596	3,927,947	(6)	(1,211,582)	5,964,961
Notes payable	125,715	—		—	125,715
Note payable to founder	17,821	—		—	17,821

Total current liabilities	9,923,663	17,820,263		(13,929,136)	13,565,923
Deferred tax liability	—	248,867	(1)	(248,867)	—
Deferred rent	132,499	10,000		—	142,499
Others	25,602	—		—	25,602

Total stockholders’ equity	56,514,742	(4,727,171)	(1)	4,727,171	56,514,742

Total liabilities and stockholders’ equity	$66,596,506	$13,103,092		$9,450,832	$70,248,766

Kintera Inc.

Unaudited Pro Forma Combined Condensed Statement of Operations

	Kintera, Inc. For the year ended December 31, 2003	AFHC For the twelve months ended January 31, 2004.	Notes	Pro Forma Adjustments	Combined Pro Forma
Net revenues	$7,965,098	$13,023,790	(7)	$(2,171,318)	$18,817,570

Cost of revenues	1,386,452	5,102,507		—	6,488,959

Gross profit	6,578,646	7,921,283		(2,171,318)	12,328,611

Operating expenses:
Sales and marketing	7,862,834	3,202,307		—	11,065,141
Product development and support	3,466,764	3,136,792		—	6,603,556
General and administrative	2,255,616	4,127,303	(3), (4), (5)	912,363	7,295,282
Stock-based compensation	2,846,265	—		—	2,846,265

Total operating expenses	16,431,479	10,466,402		912,363	27,810,244

Loss from operations	(9,852,833)	(2,545,119)		(3,083,681)	(15,481,633)
Interest and other	(19,290)	—		—	(19,290)

Net loss	$(9,872,123)	$(2,545,119)		$(3,083,681)	$(15,500,923)

Historical net loss per share basic and diluted	$(0.97)				$(1.53)

Shares used in the computation of historical net loss per share, basic and diluted	10,159,995				10,159,995

Stock based compensation includes the following:
Sales and marketing	$1,667,908	$—		$—	$1,667,908
Product development and support	816,534	—		—	816,534
General and administrative	361,823	—		—	361,823

Total Stock based compensation	$2,846,265	$—		$—	$2,846,265

Unaudited Pro Forma Combined Condensed Statement of Operations

	Kintera, Inc. For the nine months ended September 30, 2004	American Fundware, Inc. For the nine months ended October 31, 2004	Notes	Pro Forma Adjustments	Combined Pro Forma
Net revenues	$15,964,926	$9,528,305	(7)	$(1,691,556)	$23,801,675
Cost of revenues	3,771,426	3,713,734		—	7,485,160

Gross profit	12,193,500	5,814,571		(1,691,556)	16,316,515

Operating expenses:
Sales and marketing	11,300,364	2,451,249		—	13,751,613
Product development and support	5,345,221	2,066,724		—	7,411,945
General and administrative	5,527,219	2,458,883	(3), (4), (5)	684,272	8,670,374
Impairment of Goodwill	—	19,812,592	(9)	(19,812,592)	—
Stock-based compensation	3,663,449	—		—	3,663,449

Total operating expenses	25,836,253	26,789,448		(19,128,320)	33,497,381

Loss from operations	(13,642,753)	(20,974,877)		17,436,764	(17,180,866)
Interest and other	269,438	—		—	269,438

Net loss	$(13,373,315)	$(20,974,877)		$17,436,764	$(16,911,428)

Historical net loss per share basic and diluted	$(0.55)				$(0.70)

Shares used in the computation of historical net loss per share, basic and diluted	24,217,765				24,217,765

Stock based compensation includes the following:
Sales and marketing	$2,374,895	$—		$—	$2,374,895
Product development and support	623,815	—		—	623,815
General and administrative	664,739	—		—	664,739

Total stock based compensation	$3,663,449	$—		$—	$3,663,449

Kintera, Inc.

Notes to Condensed Consolidated Pro Forma Financial Statements

1. Basis of Pro Forma Presentation

On December 3, 2004 (the “Closing Date”) Kintera, Inc. (the “Company”) completed the acquisition (“Acquisition”) of the issued and outstanding common shares of American Fundware Holding Company, Inc. (“AFHC”), a division of Intuit, Inc. (“Intuit”) pursuant to a Stock Purchase Agreement between Intuit and Kintera dated as of December 3, 2004 (the “Agreement”).

Under the terms of the Agreement, Kintera paid approximately Intuit $11.0 million in cash for AFHC. The purchase price and other terms of the transaction were determined by arms-length negotiations between Kintera and AFHC.

The unaudited condensed consolidated pro forma balance sheet as of September 30, 2004 was prepared by combining the consolidated balance sheet at September 30, 2004 for Kintera with the balance sheet of AFHC at October 31, 2004, giving effect to the acquisition as though it was completed on that date.

The unaudited condensed consolidated pro forma statement of operations were for the nine months ended October 31, 2004 with the results of operations for the nine month period ended September 30, 2004 to conform to the nine month period presented and were prepared by combining AFHC results of operations for the twelve months ended January 31, 2004 with the results of operations for the twelve month period ended December 31, 2003 to conform to the twelve month period presented for Kintera, Inc.

These unaudited condensed consolidated pro forma statements of operations do not give effect to any restructuring costs or any potential cost savings or other operating efficiencies that could result from the acquisition. They also do not give effect to any non-recurring charges or credits resulting from the transaction such as in-process research and development charges.

The effects of the Acquisition have been presented using the purchase method of accounting. The total estimated purchase price of the transaction has been allocated to assets and liabilities based on management’s preliminary estimate of their fair values. The preliminary allocation of the purchase price will be subject to further adjustments, which are not anticipated to be material, as Kintera finalizes its allocation of purchase price in accordance with accounting principles generally accepted in the United States of America.

The following represents the preliminary allocation of the purchase price of the estimated fair values of the acquired assets and assumed liabilities of Fundware at December 3, 2004 and is for illustrative pro forma purposes only:

Cash paid	$11,037,500
Estimated acquisition costs	300,000

Total purchase consideration paid in cash	$11,337,500

Allocation of purchase consideration based on fair values:
Current assets acquired	$764,200
Property and equipment	422,851
Intangible assets	9,174,714
Goodwill	4,587,357
Other assets	40,638
Liabilities assumed	(3,652,260)

Net assets acquired	$11,337,500

2. Intangible Assets

Adjustments were made to reduce the identifiable intangible assets at AFHC which were eliminated upon the acquisition by Kintera.

3. Amortization of Purchased Intangibles

Adjustment of $1,834,943 and $1,376,207 for the twelve months ended January 31, 2004 and for the nine months ended October 31, 2004 respectively, were made to recognize amortization expense of identifiable intangible assets primarily consisting of backlog, customer relationships and contracts. The amortization is based on a weighted average useful life of five years.

4. Adjustment for Amortization of AFHC Intangible Assets

Adjustment of $922,580 and $691,935 for the twelve months ended January 31, 2004 and for the nine months ended October 31, 2004 respectively, were made to reduce amortization expense for identifiable intangible assets at AFHC which were eliminated upon the acquisition by Kintera.

5. Goodwill

In accordance with the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, the excess purchase price allocated to goodwill was not amortized in these unaudited condensed consolidated pro forma financial statements.

6. Deferred Revenue

Adjustments were made to reduce the deferred revenue balance to the fair market value of legal obligation.

7. Revenue

Adjustments were made to reduce revenue recognized to the fair market value of legal obligation.

8. Intercompany Payables

Adjustment to reduce intercompany payable upon the acquisition by Kintera.

9. Goodwill Impairment

Adjustment to reflect the impairment of goodwill associated with the acquisition of AFHC by Intuit, Inc.

5